Exhibit 99.1
Backblaze Announces Fourth Quarter and Full Year 2024 Financial Results

22% Revenue Growth in B2 Cloud Storage, 18% Revenue Growth Overall in Q4 2024
Q4 Adjusted EBITDA Margin More than Doubled Year Over Year to 14%

San Mateo, CA (February 25, 2025)—Backblaze, Inc. (Nasdaq: BLZE), the cloud storage innovator delivering a modern alternative to traditional cloud providers, today announced results for its fourth quarter and year ended December 31, 2024.

“Record Q4 sales bookings capped a strong year, validating early traction in our Go-To-Market transformation," said Gleb Budman, CEO of Backblaze. "Not only did we increase sales productivity and won an over $1 million ACV customer in the quarter, we also saw AI starting to meaningfully contribute to the business, with 3 AI companies now in our top 10 customers in December 2024."

Fourth Quarter 2024 Financial Highlights:

•Revenue of $33.8 million, an increase of 18% year-over-year (YoY).
▪B2 Cloud Storage revenue was $17.1 million, an increase of 22% YoY.
▪Computer Backup revenue was $16.7 million, an increase of 13%YoY.
•Gross profit of $18.5 million, or 55% of revenue, compared to $15.1 million or 52% of revenue, in Q4 2023.
•Adjusted gross profit of $26.3 million, or 78% of revenue, compared to $22.1 million or 77% of revenue in Q4 2023.
•Net loss was $14.4 million compared to a net loss of $12.2 million in Q4 2023.
•Net loss per share was $0.30 compared to a net loss per share of $0.32 in Q4 2023.
•Adjusted EBITDA was $4.6 million, or 14% of revenue, compared to $1.7 million or 6% of revenue in Q4 2023.
•Non-GAAP net loss of $3.0 million compared to non-GAAP net loss of $5.5 million in Q4 2023.
•Non-GAAP net loss per share of $0.06 compared to a non-GAAP net loss per share of $0.14 in 2023.
•Cash and short-term investments totaled $54.9 million as of December 31, 2024.

Full-Year 2024 Financial Highlights:

•Revenue of $127.6 million, an increase of 25% YoY.
▪B2 Cloud Storage revenue was $63.3 million, an increase of 36% YoY.
▪Computer Backup revenue was $64.3 million, an increase of 16% YoY.
•Gross profit of $69.3 million, or 54% of revenue, compared to $49.9 million or 49% of revenue, in 2023.
•Adjusted gross profit of $99.2 million, or 78% of revenue, compared to $76.2 million or 75% of revenue in 2023.
•Net loss was $48.5 million compared to a net loss of $59.7 million in 2023.
•Net loss per share was $1.11 compared to a net loss per share of $1.66 in 2023.
•Adjusted EBITDA was $13.0 million, or 10% of revenue, compared to $(3.8) million or (4)% of revenue in 2023.
•Non-GAAP net loss of $17.5 million compared to non-GAAP net loss of $30.5 million in 2023.
•Non-GAAP net loss per share of $0.40 compared to a non-GAAP net loss per share of $0.85 in 2023.
•Net cash provided by operating activities during the year ended December 31, 2024 was $12.5 million, compared to cash used in operating activities of $7.4 million during the year ended December 31, 2023.
•Adjusted free cash flow during the year ended December 31, 2024 was $(20.1) million, compared to $(43.2) million during the year ended December 31, 2023.

Fourth Quarter 2024 Operational Highlights:

•Annual recurring revenue (ARR) was $136.7 million, an increase of 16% YoY.
▪B2 Cloud Storage ARR was $70.2 million, an increase of 22% YoY.
▪Computer Backup ARR was $66.5 million, an increase of 11% YoY.
•Net revenue retention (NRR) rate was 116% compared to 109% in Q4 2023.
▪B2 Cloud Storage NRR was 123% compared to 122% in Q4 2023.
▪Computer Backup NRR was 109% compared to 100% in Q4 2023.
•Gross customer retention rate was 90% in Q4 2024 compared to 91% in Q4 2023.
▪B2 Cloud Storage gross customer retention rate was 89% in Q4 2024 compared to 90% in Q4 2023.
▪Computer Backup gross customer retention rate was 90% in Q4 2024 compared to 91% in Q4 2023.
•Number of customers was 507,647 versus 511,942 in Q4 2023.
▪B2 Cloud Storage number of customers was 107,616 versus 97,842 in Q4 2023.
▪Computer Backup number of customers was 417,845 versus 431,745 in Q4 2023.
•Total Annual Average Revenue Per Customer (ARPU) was $268 versus $228 in Q4 2023.
▪B2 Cloud Storage ARPU was $645 versus $577 in Q4 2023.
▪Computer Backup ARPU was $159 versus $140 in Q4 2023.

Recent Business Highlights

•Signed A Deal for Over $1 Million in Annual Contract Value: An existing customer expanded into a Powered by Backblaze white label partnership to unlock greater market opportunities.
•AI Tailwinds Accelerate: 65% more AI customers year over year drove a nearly 10-fold increase in AI related data, with 3 AI companies now in our top 10 customers in December 2024.
•B2 Cloud Storage Crossed Over 50% of Company Sales: Fastest growing offering is now also the dominant part of the business.
•Executed a Successful Secondary Offering: This oversubscribed offering reinforces our balance sheet with $37 million in net proceeds.
•Unlocked $8 Million in Annualized Cost Savings: Increased operating efficiency enables re-investment in sales capacity.
•Named the 'Easiest to Use' and the 'Fastest Implementation' Object Storage Solution: G2, a popular software review site, recognized Backblaze in their Winter 2025 Report.

Financial Outlook:

Based on information available as of the date of this press release,

For the first quarter of 2025 we expect:
•Revenue between $34.1 million to $34.5 million.
•Adjusted EBITDA margin between 13% to 15%.
•Basic weighted average shares outstanding of 54.0 million to 54.3 million shares.

For full-year 2025 we expect:
•Revenue between $144.0 million to $146.0 million.
•Adjusted EBITDA margin between 16% to 18%.
•For YoY growth in our B2 business, refer to table below:

Q1 2025	Q2 2025	Q3 2025	Q4 2025
21 - 23%	23 - 25%	25-28%	30%+

Conference Call Information:

Backblaze will host a conference call today, February 25, 2025, at 2:00 p.m. PT (5:00 p.m. ET) to review its financial results.

Attend the webcast here: https://events.q4inc.com/attendee/327945335
Register to listen by phone here: https://registrations.events/direct/Q4I489011

Phone registrants will receive dial-in information via email.

An archive of the webcast will be available shortly after its completion on the Investor Relations section of the Backblaze website at https://ir.backblaze.com.

About Backblaze

Backblaze is the cloud storage innovator delivering a modern alternative to traditional cloud providers. We offer high-performance, secure cloud object storage that customers use to develop applications, manage media, secure backups, build AI workflows, protect from ransomware, and more. Backblaze helps businesses break free from the walled gardens that traditional providers lock customers into, enabling customers to use their data in open cloud workflows with the providers they prefer at a fraction of the cost. Headquartered in San Mateo, CA, Backblaze (Nasdaq: BLZE) was founded in 2007 and serves over 500,000 customers in 175 countries around the world. For more information, please go to www.backblaze.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are frequently identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or other similar terms or expressions that relate to our future performance, expectations, strategy, plans or intentions, and include statements in the section titled “Financial Outlook.”

Our actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: the impact of our go-to-market transformation and ability to attract and retain customers, including increasingly larger customers; the continued growth of data stored by our customers; continued growth of AI related business; realizing the anticipated benefits relating to cost savings initiatives and the re-investment of savings in additional sales capacity; market competition, including competitors that may have greater size, offerings and resources; effectively managing growth; ability to offer new features and other offerings on a timely basis, including geographic expansion in Canada or other jurisdictions, and achieve desired market adoption; disruption in our service or loss of availability of customers’ data; cyberattacks; continued growth consistent with historical levels; the impact of pricing and other product offering changes; material defects or errors in our software; supply chain disruption; ability to maintain existing relationships with partners and to enter into new partnerships; ability to remediate and prevent material weaknesses in our internal controls over financial reporting; hiring and retention of key employees; the impact of war or hostilities, and other significant world or regional events on our business and the business of our customers, vendors, supply chain and partners; litigation and other disputes; the impact of tariffs on other trade restrictions and actions; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions, and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Quarterly Reports on Form 10-Q and other filings and reports we make with the SEC from time to time.

The forward-looking statements made in this release reflect our views as of the date of this press release. We undertake no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use (i) non-GAAP adjusted gross profit and margin, (ii) adjusted EBITDA and adjusted EBITDA margin, (iii) non-GAAP net income (loss), and (iv) adjusted free cash flow and adjusted free cash flow margin. These non-GAAP financial measures exclude certain items and are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present these non-GAAP measures because management believes they are a useful measure of our performance and provide an additional basis for assessing our operating results. Please see the appendix attached to this press release for a reconciliation of non-GAAP adjusted gross margin and adjusted EBITDA margin to the most directly comparable GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict with reasonable accuracy and subject to constant change.

Adjusted Gross Profit (and Margin)

We believe adjusted gross profit (and margin), when taken together with our GAAP financial results, provides a meaningful assessment of our performance and is useful to us for evaluating our ongoing operations and for internal planning and forecasting purposes.

We define adjusted gross margin as gross profit, excluding stock-based compensation expense, depreciation and amortization and restructuring charges within cost of revenue, as a percentage of adjusted gross profit to revenue. We exclude stock-based compensation, which is a non-cash item, and restructuring costs because we do not consider it indicative of our core operating performance. We exclude depreciation expense of our property and equipment and amortization expense of capitalized internal-use software because these may not reflect current or future cash spending levels to support our business. We believe adjusted gross margin provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric eliminates the effects of depreciation and amortization.

Adjusted EBITDA and Adjusted EBITDA Margin

We define adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, net, investment income, income tax provision, realized and unrealized gains and losses on foreign currency transactions, impairment of long-lived assets, restructuring costs, legal settlement costs, and other non-recurring charges. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues for the period. We use adjusted EBITDA and Adjusted EBITDA Margin to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted EBITDA and Adjusted EBITDA Margin, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA and Adjusted EBITDA Margin to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income adjusted to exclude stock-based compensation, realized and unrealized gains and losses on foreign currency transactions, restructuring costs, legal settlement costs, and other items we deem non-recurring. We believe that non-GAAP net income (loss), when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

We define adjusted free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment, capitalized internal-use software costs, principal payments on finance leases and lease financing obligations, as reflected in our consolidated statements of cash flows, and excluding restructuring costs, legal settlement costs, and other non-recurring charges. Adjusted free cash flow margin is calculated as adjusted free cash flow divided by revenue.

Key Business Metrics:
Annual Recurring Revenue (ARR)

We define annual recurring revenue (ARR) as the annualized value of all Backblaze B2 and Computer Backup arrangements as of the end of a period. Given the renewable nature of our business, we view ARR as an important indicator of our financial performance and operating results, and we believe it is a useful metric for internal planning and analysis. ARR is calculated based on multiplying the monthly revenue from all Backblaze B2 and Computer Backup arrangements, which represent greater than 98% of our revenue for the periods presented for the last month of a period by 12. Our annual recurring revenue for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall annual recurring revenue based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Net Revenue Retention Rate (NRR)

Our overall net revenue retention rate (NRR) is a trailing four-quarter average of the recurring revenue from a cohort of customers in a quarter as compared to the same quarter in the prior year. We calculate our overall net revenue retention rate for a quarter by dividing (i) recurring revenue in the current quarter from any accounts that were active at the end of the same quarter of the prior year by (ii) recurring revenue in the current corresponding quarter from those same accounts. Our overall net revenue retention rate includes any expansion of revenue from existing customers and is net of revenue contraction and customer attrition, and excludes revenue from new customers in the current period. Our net revenue retention rate for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall net revenue retention rate based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Gross Customer Retention Rate

We use gross customer retention rate to measure our ability to retain our customers. Our gross customer retention rate reflects only customer losses and does not reflect the expansion or contraction of revenue we earn from our existing customers. We believe our high gross customer retention rates demonstrate that we serve a vital service to our customers, as the vast majority of our customers tend to continue to use our platform from one period to the next. To calculate our gross customer retention rate, we take the trailing four-quarter average of the percentage of cohort of customers who were active at the end of the quarter in the prior year that are still active at the end of the current quarter. We calculate our gross customer retention rate for a quarter by dividing (i) the number of accounts that generated revenue in the last month of the current quarter that also generated recurring revenue during the last month of the corresponding quarter in the prior year, by (ii) the number of accounts that generated recurring revenue during the last month of the corresponding quarter in the prior year.

Number of Customers

We define a customer at the end of any period as a distinct account, as identified by a unique account identifier, that has paid for our cloud services, which makes up substantially all of our user base. In Q4 2023, we refined our customer definition to include end-user customers that purchase through a reseller. This resulted in no impact to previously reported metrics other than a 1% decrease to the 120% NRR metric reported for Q3 2023.

Annual Average Revenue Per User

We define annual average revenue per user (Annual ARPU) as the annualized value for the average revenue per customer. Annual ARPU is calculated by dividing our revenue for the last month of a period by the total number of customers as of the last day of the same period, and then multiplying the resulting quotient by 12. Our annual average revenue per user for Computer Backup and B2 Cloud Storage is calculated in the same manner based on the revenue and number of customers from our Computer Backup and B2 Cloud Storage solutions, respectively.

Investors Contact
Mimi Kong
Senior Director, Investor Relations and Corporate Development
ir@backblaze.com

Press Contact
Yev Pusin
Sr. Director, Marketing
press@backblaze.com

BACKBLAZE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$45,776	$12,502
Accounts receivable, net	1,831	800
Short-term investments, net	9,139	16,799
Prepaid expenses and other current assets	9,002	8,413
Total current assets	65,748	38,514
Restricted cash, non-current	—	4,128
Property and equipment, net	42,949	45,600
Operating lease right-of-use assets, net	15,873	9,980
Capitalized internal-use software, net	41,801	32,521
Other assets	2,187	944
Total assets	$168,558	$131,687
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,459	$1,973
Accrued expenses and other current liabilities	7,584	8,768
Finance lease liabilities and lease financing obligations, current	16,327	18,492
Operating lease liabilities, current	4,026	1,878
Deferred revenue, current	30,407	25,976
Total current liabilities	59,803	57,087
Finance lease liabilities and lease financing obligations, non-current	13,142	13,310
Operating lease liabilities, non-current	12,844	8,151
Deferred revenue, non-current	5,147	4,073
Debt facility, non-current	—	4,128
Total liabilities	90,936	86,749
Commitments and contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; 113,000,000 shares authorized as of December 31, 2024 and 2023; 53,375,770 and 39,150,610 shares issued and outstanding as of December 31, 2024 and 2023, respectively.	5	4
Additional paid-in capital	273,602	192,388
Accumulated deficit	(195,985)	(147,454)
Total stockholders’ equity	77,622	44,938
Total liabilities and stockholders’ equity	$168,558	$131,687

BACKBLAZE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Revenue	$33,786	$28,737	$127,628	$102,019
Cost of revenue	15,283	13,653	58,285	52,162
Gross profit	18,503	15,084	69,343	49,857
Operating expenses:
Research and development	12,029	9,430	42,098	39,527
Sales and marketing	11,704	10,100	44,440	41,270
General and administrative	8,542	7,179	29,094	26,965
Total operating expenses	32,275	26,709	115,632	107,762
Loss from operations	(13,772)	(11,625)	(46,289)	(57,905)
Investment income	363	408	1,422	1,984
Interest expense, net	(968)	(991)	(3,658)	(3,792)
Loss before provision for income taxes	(14,377)	(12,208)	(48,525)	(59,713)
Income tax provision	—	—	6	—
Net loss and comprehensive loss	$(14,377)	$(12,208)	$(48,531)	$(59,713)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.30)	$(0.32)	$(1.11)	$(1.66)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted(1)	48,212,796	38,254,122	43,543,023	36,011,446
(1) On July 6, 2023, all shares of our then outstanding Class B common stock were automatically converted into the same number of Class A common stock, pursuant to the terms of our Amended and Restated Certificate of Incorporation. No additional shares of Class B common stock will be issued following such conversion.

BACKBLAZE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Years Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES	(unaudited)
Net loss	$(48,531)	$(59,713)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Net accretion of discount on investment securities and net realized investment gains	64	417
Noncash lease expense on operating leases	2,727	2,350
Depreciation and amortization	28,328	24,912
Impairment loss on right-of-use assets	898	—
Stock-based compensation	28,628	25,177
Impairment of capitalized internal-use software	—	232
Gain on disposal of assets	(154)	(292)
Other	345	—
Changes in operating assets and liabilities:
Accounts receivable	(1,031)	56
Prepaid expenses and other current assets	(741)	(445)
Other assets	(1,346)	(389)
Accounts payable	(547)	(295)
Accrued expenses and other current liabilities	948	(1,422)
Deferred revenue	5,505	4,526
Operating lease liabilities	(2,588)	(2,464)
Net cash provided by (used in) operating activities	12,505	(7,350)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(38,097)	(26,358)
Maturities of marketable securities	45,693	67,874
Proceeds from disposal of property and equipment	455	369
Purchases of property and equipment	(1,711)	(5,512)
Capitalized internal-use software costs	(12,471)	(14,716)
Net cash (used in) provided by investing activities	(6,131)	21,657
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance lease and lease financing obligations	(19,503)	(19,510)
Proceeds from issuance of common stock upon public offering, net of underwriting discounts and commission and other offering costs	37,434	—
Payments of offering costs	(383)	—
Proceeds from debt facility	554	4,273
Repayment of debt facility	(4,682)	(4,450)
Proceeds from insurance premium financing	—	893
Principal payments on insurance premium financing	(893)	(1,545)
Proceeds from lease financing obligations	—	4,450
Proceeds from exercises of stock options	7,477	4,708
Proceeds from ESPP	2,768	2,339
Net cash provided by (used in) financing activities	22,772	(8,842)
Net increase in cash	29,146	5,465
Cash and cash equivalents and restricted cash, at beginning of period	16,630	11,165
Cash and cash equivalents, at end of period	$45,776	$16,630
RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents	$45,776	$12,502
Restricted cash, non-current	—	$4,128
Total cash and cash equivalents and restricted cash, non-current	$45,776	$16,630

BACKBLAZE, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(in thousands, except percentages)

Adjusted Gross Profit and Adjusted Gross Margin

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Gross profit	$18,503	$15,084	$69,343	$49,857
Adjustments:
Stock-based compensation	398	530	1,616	1,986
Depreciation and amortization	6,917	6,439	27,761	24,330
Restructuring charges	460	—	460	—
Adjusted gross profit	$26,278	$22,053	$99,180	$76,173
Gross margin	55%	52%	54%	49%
Adjusted gross margin	78%	77%	78%	75%

Adjusted EBITDA and Adjusted EBITDA Margin

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Net loss	$(14,377)	$(12,208)	$(48,531)	$(59,713)
Adjustments:
Depreciation and amortization	7,060	6,575	28,328	24,912
Stock-based compensation (1)	6,609	6,507	26,104	25,052
Interest expense and investment income	605	583	2,236	1,808
Income tax provision	—	—	6	—
Foreign exchange (gain) loss (2)	(127)	65	32	123
Non-recurring professional services	—	129	—	411
Restructuring charges (3)	4,861	—	4,861	3,616
Adjusted EBITDA	$4,631	$1,651	$13,036	$(3,791)
Adjusted EBITDA Margin	14%	6%	10%	(4)%
(1) During the three months ended December 31, 2024, $2.5 million of stock-based compensation expense is classified as restructuring charges in the table above, as it was incurred as part of our restructuring program. No stock-based compensation related to restructuring charges was recognized during the three months ended December 31, 2023. During the years ended December 31, 2024 and 2023, $2.5 million and $0.1 million, respectively, of stock-based compensation is classified as restructuring charges in the table above.
(2) As of December 31, 2024, we included foreign exchange (gain) loss in its reconciliation of net loss to Adjusted EBITDA. Adjusted EBITDA and Adjusted EBITDA Margin for the prior periods presented have been updated to conform with current presentation.

(3) Restructuring charges represent costs incurred in connection with our restructuring plans. Costs incurred in connection with the 2024 Restructuring Plan include: (i) $3.9 million of severance and benefits related to impacted employees, (ii) $0.9 million related to the expected sublease of a portion of our corporate headquarters, and (iii) $0.1 million of professional service fees related to the execution of the 2024 Restructuring Plan. Costs incurred during the year ended December 31, 2023 relate to severance and benefits for the employees impacted by the restructuring plan initiated in Q1 2023.

BACKBLAZE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(in thousands, except share and per share data)

Non-GAAP Net Loss

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Net loss	$(14,377)	$(12,208)	$(48,531)	$(59,713)
Adjustments:
Stock-based compensation (1)	6,609	6,507	26,104	25,052
Foreign exchange (gain) loss (2)	(127)	65	32	123
Non-recurring professional services	—	129	—	411
Restructuring charges (3)	4,861	—	4,861	3,616
Non-GAAP net loss	$(3,034)	$(5,507)	$(17,534)	$(30,511)
Non-GAAP net loss per share, basic and diluted	$(0.06)	$(0.14)	$(0.40)	$(0.85)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	48,212,796	38,254,122	43,543,023	36,011,446
(1) During the three months ended December 31, 2024, $2.5 million of stock-based compensation expense is classified as restructuring charges in the table above, as it was incurred as part of our restructuring program. No stock-based compensation related to restructuring charges was recognized during the three months ended December 31, 2023. During the years ended December 31, 2024 and 2023, $2.5 million and $0.1 million, respectively, of stock-based compensation is classified as restructuring charges in the table above.
(2) As of December 31, 2024, we included foreign exchange loss (gain) in its reconciliation of net loss to Adjusted EBITDA. Adjusted EBITDA and Adjusted EBITDA Margin for the prior periods presented have been updated to conform with current presentation.
(3) Restructuring charges represent costs incurred in connection with our restructuring plans. Costs incurred in connection with the 2024 Restructuring Plan include: (i) $3.9 million of severance and benefits related to impacted employees, (ii) $0.9 million related to the expected sublease of a portion of our corporate headquarters, and (iii) $0.1 million of professional service fees related to the execution of the 2024 Restructuring Plan. Costs incurred during the year ended December 31, 2023 relate to severance and benefits for the employees impacted by the restructuring plan initiated in Q1 2023.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Net cash provided by (used in) operating activities	$2,233	$3,248	$12,505	$(7,350)
Capital Expenditures (1)	(3,062)	(4,101)	(14,182)	(20,228)
Principal payments on finance leases and lease financing obligations	(4,748)	(4,632)	(19,503)	(19,510)
Non-recurring professional services	—	129	—	411
Cash payments for workforce reduction and severance charges	1,049	12	1,049	3,491
Adjusted Free Cash Flow	$(4,528)	$(5,344)	$(20,131)	$(43,186)
Adjusted Free Cash Flow Margin	(13)%	(19)%	(16)%	(42)%

(1) Capital expenditures are defined as cash used for purchases of property and equipment and capitalized internal-use software costs.

Stock-based Compensation

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Cost of revenue	$689	$530	$1,907	$1,986
Research and development	3,822	2,432	11,277	9,218
Sales and marketing	3,013	2,185	9,505	8,801
General and administrative	1,609	1,360	5,939	5,172
Total stock-based compensation expense (1)	$9,133	$6,507	$28,628	$25,177

(1) Stock-based compensation expense includes restructuring charges of $2.5 million incurred during the three months and year ended December 31, 2024. Of the $2.5 million in stock-based compensation restructuring charges incurred, $0.3 million related to cost of revenue, $0.9 million related to research and development costs, $1.2 million related to sales and marketing costs, and $0.1 million related to general and administrative costs. Stock-based compensation restructuring charges of $0.1 million incurred during the year ended December 31, 2023 were related to sales and marketing and general and administrative costs.